TESSERA AND INTEL CONFIDENTIAL	EXHIBIT 10.33

Third Amendment to

Limited TCC® License Agreement

This Third Amendment (“Third Amendment”) is entered into as of this 10th day of September, 2003, (“Third Amendment Effective Date”) between Tessera, Inc. (“Tessera”) and Intel Corporation (“Licensee”), and amends the Limited TCC License Agreement (“Agreement”) entered into by and between the parties having an Effective Date of October 22, 1996, as amended by a First Amendment dated October 1, 2000 and a Second Amendment dated March 22, 2002 (inadvertently entitled as a “First Amendment”).

WHEREAS, the parties desire to clarify that Face-Up TCC Packages are covered by the Agreement and to establish a royalty due Tessera for Licensee’s exercise of its rights under the Agreement with respect to such Face-Up TCC Packages.

The Parties Hereto Agree:

1. Paragraph I, Definitions, is amended by adding the following new definitions:

K. The term “Face-Up TCC Package” means a Face-Up Package [*]

L. The term “Modified Face-Up TCC Package” means a Face-Up Package [*]

M. The term “Face-Up Package” means a package that [*]

2. Paragraph III, Fee and Royalty, is amended by adding the following new Paragraphs F, and G:

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

TESSERA AND INTEL CONFIDENTIAL

F. [*]

G. Settlement of Face-Up TCC Package Dispute for those packages listed in Attachment B. [*]. The parties have used several factors to decide upon a Settlement Fee, including [*]. Upon execution of this Third Amendment, Tessera hereby releases, waives and agrees not to make any claims against either (i) Licensee for its manufacture, use, sale, or offer for sale of Face-Up TCC Packages prior to [*] reported on Attachment B, (ii) any other party for its manufacture or sale of Face-Up TCC Packages prior to [*] reported on Attachment B for Licensee’s use, sale, or offer for sale, or (iii) any Licensee customer for its use, sale, offer for sale or incorporation into products of Face-Up TCC Packages purchased from Licensee prior to [*] reported on Attachment B.

3. Attachment B, Report of Face-Up TCC Packages, a new Attachment B is added to the Agreement.

4. [*]

5. [*]

6. [*]

TESSERA AND INTEL CONFIDENTIAL

[*]

a) [*]

b) [*]

Except as modified by this Third Amendment, the remaining terms and conditions of the Agreement are unchanged and apply with equal force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Third Amendment by their duly authorized representatives as of the Third Amendment Effective Date.

Tessera, Inc.	Intel Corporation

By:	By:
Print Name:	Print Name:
Title:	Title:
Date:	Date:

TESSERA AND INTEL CONFIDENTIAL

Attachment B

Reporting Period: Inclusive of [*]

REPORT OF FACE-UP TCC PACKAGES

[*]

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